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                                                                       Exhibit 5

                                November 26, 2002


Black Hills Corporation
625 Ninth Street
Rapid City, South Dakota 57701

         Re:   Black Hills Corporation
               Registration Statement on Form S-3

Gentlemen:

     I am General Counsel of Black Hills Corporation, a South Dakota corporation (the "Company"), and I have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price of
(i) debt securities of the Company, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of the Company's preferred stock, without par value (the "Preferred Stock"), (iii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), (iv) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company ("Warrants"), (v) purchase contracts for the purchase or sale of (x) debt or equity securities of the Company or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, (y) currencies or (z) commodities ("Purchase Contracts"), and (vi) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock, shares of Preferred Stock or any combination of such securities ("Units") and together with the Debt Securities, Preferred Stock, Common Stock, Warrants and Purchase Contracts (the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     I have examined (i) the Articles of Incorporation and Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities (the "Senior Indenture") to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement, and (iv) the form of Indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

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Black Hills Corporation
November 26, 2002
Page 2

submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing and subject to the qualifications and limitations stated herein, I am of the opinion that:

     1. The Senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered, (iv) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     2. The Subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered, (iv) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     3. The shares of Preferred Stock proposed to be sold by the Company, when
(i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Statement of Designation relating to the Preferred Stock (a "Statement") and the filing of the Statement with the Secretary of State of the State of South Dakota, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

     4. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance

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Black Hills Corporation
November 26, 2002
Page 3

and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

     5. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the applicable warrant agreement related to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     6. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts, (ii) a purchase contract agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized and validly executed and delivered, and
(iii) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     7. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     Our opinions set forth in paragraphs 1, 2, 5, 6 and 7 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     I am a member of the bar of the State of South Dakota. My opinion expressed above is limited to the laws of the State of South Dakota and the federal laws of the United States of America, and I do not express any opinion herein concerning the laws of any other jurisdiction.

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Black Hills Corporation
November 26, 2002
Page 4

To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have assumed that the applicable law of the State of New York is the same as the applicable law of the State of South Dakota in all relevant respects.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus constituting a part of the Registration Statement under the caption "Legal Opinions." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     This opinion speaks as of its date, and I undertake no, and expressly disclaim any duty to advise you as to changes of fact or law coming to my attention after the date hereof.

                                              Sincerely,

                                              /s/  Steven J. Helmers

                                              Steven J. Helmers, General Counsel
                                              of Black Hills Corporation